ING PARTNERS, INC.

                              ARTICLES OF AMENDMENT

   ING PARTNERS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: The Charter of the Corporation is hereby amended by renaming the classified shares of capital stock of the following series as follows:

Old Name                                                       New Name
--------                                                       --------
ING Salomon Brothers Investors Value                           ING American Century Large Company Value
Portfolio - Initial Class..................................    Portfolio - Initial Class

ING Salomon Brothers Investors Value                           ING American Century Large Company Value
Portfolio - Adviser Class..................................    Portfolio - Adviser Class

ING Salomon Brothers Investors Value                           ING American Century Large Company Value
Portfolio - Service Class..................................    Portfolio - Service Class

ING Aeltus Enhanced Index Portfolio - Initial Class........    ING Fundamental Research Portfolio - Initial Class

ING Aeltus Enhanced Index Portfolio - Adviser Class........    ING Fundamental Research Portfolio - Adviser Class

ING Aeltus Enhanced Index Portfolio - Service Class........    ING Fundamental Research Portfolio - Service Class

   SECOND: The foregoing amendment to the Charter was duly approved by a majority of the entire Board of Directors of the Corporation at a meeting held on January 6, 2005.

   THIRD: The foregoing amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

   FOURTH: The foregoing amendment shall be effective on April 29, 2005.

   IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on this ___ day of March, 2005.

                                                  ING PARTNERS, INC.


                                                  By: __________________________
                                                      James M. Hennessy
                                                      President
WITNESS:


-----------------------------
Huey P. Falgout
Secretary

                                   CERTIFICATE


   THE UNDERSIGNED, President of ING PARTNERS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



                                                   -----------------------------
                                                   James M. Hennessy
                                                   President